Exhibit 3.1

AMENDED AND RESTATED BY-LAWS

OF

UNIVERSAL BIOSENSORS, INC.

(hereinafter called the “Corporation”)

ARTICLE I

DEFINITIONS AND CONSTRUCTION

Section 1.1          Definitions. In these Amended and Restated By-laws:

“ASTC” means ASX Settlement and Transfer Corporation Pty Ltd and any successor entity.

“ASTC Settlement Rules” means the settlement rules of the ASTC as amended from time to time.

“ASX” means Australian Stock Exchange Limited ABN 98 008 624 691 or any successor body.

“CDI” means a CHESS Depositary Interest as defined in the ASTC Settlement Rules.

“CDI Holder” means a holder of a CDI.

“Corporations Act” means the Australian Corporations Act 2001 (Commonwealth) as amended or re-enacted from time to time and includes any statutory instruments issued under the Corporations Act.

“CS Facility” means the prescribed Australian clearing and settlement facility;

“Delaware General Corporation Law” means the Delaware General Corporation Law as amended from time to time.

“Depositary Nominee” means the CHESS Depositary Nominees Pty Ltd or such other person or entity as may be permitted by the ASTC Settlement Rules.

“Dispose” means to dispose or agree to dispose directly or through another person by any means, including the following:

(a)	granting or exercising an option;

(b)	using an asset as collateral;

(c)	decreasing an economic interest; or

(d)	disposing of part of an asset.

“Exchange Act” means the US Securities Exchange Act of 1934, as amended.

“Listed” means having been admitted to the Official List of ASX and at the relevant time still being so admitted.

“Listing Rules” means the listing rules of ASX and any other rules of ASX which are applicable while the Corporation is Listed each as amended or replaced from time to time, except to the extent of any express written waiver by ASX.

“Official List” means the official list of entities that ASX has admitted and not removed.

“Register” means the register of stockholders and/ or CDI Holders (as applicable) and, where appropriate includes:

(a)	a sub register conducted by or for the Corporation pursuant to the Corporations Act, Listing Rules or ASTC Settlement Rules (including a sub register of CDI Holders); and

(b)	any branch register.

“Restricted Securities” means:

(a)	securities issued in the circumstances set out in Appendix 9B of the Listing Rules;

(b)	securities that, in ASX’s opinion, should be treated as restricted securities.

“Restriction Agreement” means an agreement in the form of Appendix 9A of, and required to be entered into pursuant to, the Listing Rules.

“Securities Act” means the US Securities Act of 1933.

Section 1.2 Interpretation. In these By-laws:

(a)	the singular includes the plural and vice versa and words importing a gender include other genders;

(b)	words importing natural persons include corporations;

(c)	words and expressions defined in the Delaware General Corporation Law and the Corporations Act have the same meaning in these By-laws;

(d)

to the extent of an inconsistency in a definition in the Delaware General Corporation Law with a definition in the Corporations Act, the definition in the Delaware General Corporation Law shall prevail.

Section 1.3         Listing Rules. In these By-laws a reference to the Listing Rules is to have effect if, and only if, at the relevant time the Corporation is Listed and is otherwise to be disregarded.

Section 1.4         Prevalence. For the purposes of these By-laws, if the provisions of:

(a)	the Delaware General Corporation Law and the Listing Rules; or

(b)	the Delaware General Corporation Law and the ASTC Settlement Rules,

conflict on the same matter, the provisions of the Delaware General Corporation Law prevail.

If the provisions of:

(c)	the Corporations Act and the Listing Rules; or

(d)	the Corporations Act and the ASTC Settlement Rules,

conflict on the same matter, the provisions of the Corporations Act prevail.

ARTICLE II

LISTING RULES AND OPERATING RULES

Section 2.1 Listing Rules of ASX. If the Corporation is Listed, the following Sections apply:

(a)         Notwithstanding anything contained in these By-laws, if the Listing Rules prohibit an act being done, except to the extent of any express written waiver by Australian Stock Exchange, the act shall not be done.

(b)         Nothing contained in these By-laws prevents an act being done that the Listing Rules require to be done.

(c)         If the Listing Rules require an act to be done or not to be done, authority is given for that act to be done or not to be done (as the case may be).

(d)         If the Listing Rules require these By-laws to contain a provision and it does not contain such a provision, these By-laws are deemed to contain that provision.

(e)         If the Listing Rules require these By-laws not to contain a provision and it contains such a provision, these By-laws are deemed not to contain that provision.

(f)         If any provision of these By-laws is or becomes inconsistent with the Listing Rules, these By-laws are deemed not to contain that provision to the extent of the inconsistency.

Section 2.2         Operating rules of CS Facility. The Corporation must comply with the operating rules of the CS Facility if the Company is bound by those rules.

Section 2.3         ASTC Settlement Rules. The Corporation must comply with the ASTC Settlement Rules if the Company is bound by those rules.

ARTICLE III

OFFICES

Section 3.1         Registered Office.          The registered office of the Corporation shall be in the City of Wilmington, County of New Castle, State of Delaware.

Section 3.2         Other Offices. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine.

ARTICLE IV

MEETINGS OF STOCKHOLDERS AND HOLDERS OF CDIs

Section 4.1         Place of Meetings. Meetings of the stockholders for the election of directors or for any other purpose shall be held at such time and place, either within or without the State of Delaware as shall be designated from time to time by the Board of Directors. Without limitation, meetings of stockholders may be held in any location in Australia as determined by the Board of Directors. Meetings may be held using any forms of technology permitted by law and approved by the Board of Directors.

Section 4.2         Annual Meetings. The Annual Meetings of Stockholders for the election of directors shall be held on such date and at such time as shall be designated from time to time by the Board of Directors. Any other proper business may be transacted at the Annual Meeting of Stockholders. Unless otherwise determined by the Board of Directors, the Corporation must hold an Annual Meeting at least once in each calendar year.

Section 4.3         Special Meetings. Unless otherwise required by law or by the certificate of incorporation of the Corporation, as amended and restated from time to time (the “Certificate of Incorporation”), Special Meetings of Stockholders, for any purpose or purposes, may be called by (i) the Chairman, if there be one, (ii) the Chief Executive Officer, (iii) the President, or (iv) the Secretary, and shall be called by any such officer at the request in writing of the Board of Directors, such request shall state the purpose or purposes of the proposed meeting. At a Special Meeting of Stockholders, only such business shall be conducted as shall be specified in the notice of meeting (or any supplement thereto).

Section 4.4         Notice. Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, and the means of remote communications, if any, by which stockholders or any proxy holders may be deemed present in person and vote at such meeting. Unless otherwise required by law, the written notice of any meeting with any other documents ancillary to such notice shall be given not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting and to each CDI Holder. A written notice of the meeting shall be given to: (a) each stockholder entitled to vote at such meeting; (b) each CDI Holder entitled to direct their Depositary Nominee how to vote at such meeting; (c) each Director; (d) the auditors of the Corporation; and (e) if the Corporation is Listed, the ASX. The notice may be distributed using any form of technology approved by the Board of Directors and permitted by law, including without limitation, facsimile or electronic communication.

Section 4.5         CDI Holders. Subject to the Delaware General Corporations Law and the Listing Rules, if a meeting is convened for stockholders, the Corporation must send a notice of meeting to each CDI Holder at the same time as it sends the notice of meeting to stockholders of the Corporation. The notice must set out the information required to be included by the ATSC and the Listing Rules. CDI Holders are permitted to attend and speak at all stockholders meetings. CDI Holders are entitled to give directions to their Depositary Nominee as to how to vote in relation to items set out in the notice of meeting. The Depositary Nominee must appoint not less than two proxies for the purpose of voting different parts of the entire stockholding held by the Depositary Nominee. The Depositary Nominee must cause its proxies to vote the shares held by them beneficially on behalf of each CDI Holder in accordance with the relevant directions given by each CDI Holder. The Depositary Nominee may appoint any person or entity (including CDI Holders) as its proxy for the purpose of attending and voting at the meeting of the Corporation. The Corporation must make appropriate arrangements to collect and process the directions given by the CDI Holders, provide the Depositary Nominee with a written report that shows how the Depositary Nominee must exercise its right to vote.

Section 4.6         Adjournments. Any meeting of the stockholders may be adjourned from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 4.7         Quorum. Unless otherwise required by law or the Certificate of Incorporation, the holders of one third of the capital stock issued and outstanding and entitled to vote at a meeting, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business. A quorum, once established, shall not be broken by the withdrawal of enough votes to leave less than a quorum. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote at such meeting, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, in the manner provided in Section 4.6, until a quorum shall be present or represented.

Section 4.8         Voting. Unless otherwise required by law, the Certificate of Incorporation, these By-laws, or applicable stock exchange rules, for any question or matter brought before any meeting of stockholders, other than the election of directors, the affirmative vote of a majority of the votes cast on any such question or matter at a meeting where a quorum is present shall be sufficient to approve such question or matter. For the purpose of this Section 4.8, the affirmative vote of a majority of the votes cast means that the number of shares voted “for” such question or matter must exceed the votes cast “against” such question or matter. Unless otherwise provided in the Certificate of Incorporation, and subject to Section 7.8 hereof, each stockholder present or represented at a meeting of stockholders shall be entitled to cast one vote for each share of the capital stock entitled to vote at such meeting held by such stockholder. Such votes may be cast in person or by proxy as provided in Section 4.9. The Board of Directors, in its discretion, or the officer of the Corporation presiding at a meeting of stockholders, in such officer’s discretion, may require that any votes cast at such meeting shall be cast by written ballot.

Section 4.9         Proxies. Each stockholder entitled to vote at a meeting of the stockholders may authorize another person or persons to act for such stockholder as proxy, but no such proxy shall be voted upon after three years from its date, unless such proxy provides for a longer period. Without limiting the manner in which a stockholder may authorize another person or persons to act for such stockholder as proxy, the following shall constitute a valid means by which a stockholder may grant such authority:

(a)         A stockholder may execute a writing authorizing another person or persons to act for such stockholder as proxy. Execution may be accomplished by the stockholder or such stockholder’s authorized officer, director, employee or agent signing such writing or causing such person’s signature to be affixed to such writing by any reasonable means, including, without limitation, by facsimile signature.

(b)         A stockholder may authorize another person or persons to act for such stockholder as proxy by transmitting or authorizing the transmission of a facsimile or other electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such facsimile or other electronic transmission, provided that any such facsimile or other electronic transmission must either set forth or be submitted with information from which it can be determined that the facsimile or other electronic transmission was authorized by the stockholder. If it is determined that such facsimiles or other electronic transmissions are valid, the inspectors or, if there are no inspectors, such other persons making that determination shall specify the information on which they relied.

Any copy, facsimile, or electronic telecommunication or other reliable reproduction of the writing or transmission authorizing another person or persons to act as proxy for a stockholder may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used; provided, however, that such copy, facsimile, or electronic telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

Section 4.10         Nature of Business at Meetings of Stockholders.

(a)         No business may be transacted at an Annual Meeting of Stockholders, other than business that is either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (b) otherwise properly brought before the Annual Meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof), or (c) otherwise properly brought before the Annual Meeting by any stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 4.10 and on the record date for the determination of stockholders entitled to notice of and to vote at such Annual Meeting and (ii) who complies with the notice procedures set forth in this Section 4.10.

(b)         In addition to any other applicable requirements, for business to be properly brought before an Annual Meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

(c)         To be timely, a stockholder’s notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding Annual Meeting of Stockholders; provided, however, that in the event that the Annual Meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the Annual Meeting was mailed or such public disclosure of the date of the Annual Meeting was made, whichever first occurs.

(d)         To be in proper written form, a stockholder’s notice to the Secretary must set forth as to each matter such stockholder proposes to bring before the Annual Meeting (i) a brief description of the business desired to be brought before the Annual Meeting and the reasons for conducting such business at the Annual Meeting, (ii) the name and record address of such stockholder, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder, (iv) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business and (v) a representation that such stockholder intends to appear in person or by proxy at the Annual Meeting to bring such business before the meeting.

(e)         No business shall be conducted at the Annual Meeting of Stockholders except business brought before the Annual Meeting in accordance with the procedures set forth in this Section 4.10; provided, however, that, once business has been properly brought before the Annual Meeting in accordance with such procedures, nothing in this Section 4.10 shall be deemed to preclude discussion by any stockholder of any such business. If the chairman of an Annual Meeting determines that business was not properly brought before the Annual Meeting in accordance with the foregoing procedures, the chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

Section 4.11         Nomination of Directors. Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation, except as may be otherwise provided in the Certificate of Incorporation with respect to the right of holders of preferred stock of the Corporation to nominate and elect a specified number of directors in certain circumstances.

(a)         Nominations of persons for election to the Board of Directors may be made at any Annual Meeting of Stockholders, or at any Special Meeting of Stockholders called for the purpose of electing directors, (a) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (b) by any stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 4.11 and on the record date for the determination of stockholders entitled to notice of and to vote at such meeting and (ii) who complies with the notice procedures set forth in this Section 4.11.

(b)         In addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation. CDI Holder may direct the Depositary Nominee to nominate a Director in accordance with this Section 4.11.

(c)         To be timely, a stockholder’s notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation (a) in the case of an Annual Meeting, not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding Annual Meeting of Stockholders; provided, however, that in the event that the Annual Meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the Annual Meeting was mailed or such public disclosure of the date of the Annual Meeting was made, whichever first occurs; and (b) in the case of a Special Meeting of Stockholders called for the purpose of electing directors, not later than the close of business on the tenth (10th) day following the day on which notice of the date of the Special Meeting was mailed or public disclosure of the date of the Special Meeting was made, whichever first occurs.

(d)         To be in proper written form, a stockholder’s notice to the Secretary must set forth (a) as to each person whom the stockholder proposes to nominate for election as a director (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by the person and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange-Act”), and the rules and regulations promulgated thereunder; and (b) as to the stockholder giving the notice (i) the name and record address of such stockholder, (ii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder, (iii) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (iv) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (v) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

(e)         No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 4.11. If the Chairman of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

Section 4.12         List of Stockholders Entitled to Vote. The officer of the Corporation who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Similarly, the officer of the Corporation who has charge of the Register of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the CDI Holders entitled to direct the Depositary Nominee how to vote at the meeting, arranged in alphabetical order, and showing the address of each CDI Holder and the number of shares beneficially held by that CDI Holder. Such lists shall be open to the examination of any stockholder or CDI Holder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder of the Corporation who is present.

Section 4.13         Stock Ledger. The stock ledger of the Corporation shall be the only evidence as to who are the stockholders or CDI Holders entitled to examine the stock ledger, the list required by Section 4.12 or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders or, in the case of CDI Holders, to direct the Depositary Nominee how to vote.

Section 4.14          Conduct of Meetings. The Board of Directors of the Corporation may adopt by resolution such rules and regulations for the conduct of the meeting of the stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairman of any meeting of the stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) the determination of when the polls shall open and close for any given matter to be voted on at the meeting; (iii) rules and procedures for maintaining order at the meeting and the safety of those present; (iv) limitations on attendance at or participation in the meeting to stockholders and CDI Holders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (v) restrictions on entry to the meeting after the time fixed for the commencement thereof and (vi) limitations on the time allotted to questions or comments by participants.

Section 4.15         Inspectors of Election. In advance of any meeting of the stockholders, the Board of Directors, by resolution, the Chairman, the Chief Executive Officer or the President shall appoint one or more inspectors to act at the meeting and make a written report thereof. One or more other persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of the stockholders, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Unless otherwise required by applicable law, inspectors may be officers, employees or agents of the Corporation. Each inspector, before entering upon the discharge of the duties of inspector, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such inspector’s ability. The inspector shall have the duties prescribed by law and shall take charge of the polls and, when the vote is completed, shall make a certificate of the result of the vote taken and of such other facts as may be required by applicable law.

ARTICLE V

DIRECTORS

Section 5.1         Duties and Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-Laws required to be exercised or done by the stockholders.

Section 5.2         Meetings. The Board of Directors may hold meetings, both regular and special, either within or without the State of Delaware. A Directors’ meeting may be held using any technology consented to by all the Directors. The consent may be a standing one. Regular meetings of the Board of Directors may be held without notice at such time and at such place as may from time to time be determined by the Board of Directors. Special meetings of the Board of Directors may be called by any director, the Chief Executive Officer, the President or Secretary. Notice thereof stating the general nature of the business to be transacted and the and place, date and hour of the meeting shall be given to each director either by mail not less than forty-eight (48) hours before the date of the meeting, by telephone, telefax or electronic means on twenty-four (24) hours’ notice, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances, or unless all Directors otherwise agree.

Section 5.3         Quorum. Except as otherwise required by law or the Certificate of Incorporation, at all meetings of the Board of Directors, a majority of the entire Board of Directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, the directors present at such meeting may adjourn the meeting from time to time, without notice other than announcement at the meeting of the time and place of the adjourned meeting, until a quorum shall be present.

Section 5.4         Actions by Written Consent. Unless otherwise provided in the Certificate of Incorporation, or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all the members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

Section 5.5         Meetings by Means of Conference Telephone. Unless otherwise provided in the Certificate of Incorporation, members of the Board of Directors of the Corporation, or any committee thereof, may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 5.5 shall constitute presence in person at such meeting.

Section 5.6         Committees. The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of any such committee. In the absence or disqualification of a member of a committee, and in the absence of a designation by the Board of Directors of an alternate member to replace the absent or disqualified member, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any absent or disqualified member. Any committee, to the extent permitted by law and provided in the resolution establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Each committee shall keep regular minutes and report to the Board of Directors when required.

Section 5.7         Compensation. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director, payable in cash and/or securities. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation for that capacity. Members of special or standing committees may be allowed like compensation for attending committee meetings. If the Corporation is Listed, cash remuneration will be made as the Board of Directors decide, but the total amount of the cash remuneration (for the avoidance of doubt excluding reimbursement of expenses) of non-executive directors may not exceed the amount fixed by the stockholders at a meeting of stockholders.

Section 5.8         Interested Directors. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because the director or officer’s vote is counted for such purpose if (i) the material facts as to the director or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (ii) the material facts as to the director or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

Section 5.9         Organization. At each meeting of the Board of Directors, the Chairman of the Board of Directors, or, in his or her absence, a director chosen by a majority of the directors present, shall act as chairman. The Secretary of the Corporation shall act as secretary at each meeting of the Board of Directors. In case the Secretary shall be absent from any meeting of the Board of Directors, an Assistant Secretary shall perform the duties of secretary at such meeting; and in the absence from any such meeting of the Secretary and all the Assistant Secretaries, the chairman of the meeting may appoint any person to act as secretary of the meeting.

ARTICLE VI

OFFICERS

Section 6.1         General. The officers of the Corporation shall be chosen by the Board of Directors and shall be a Chief Executive Officer, a President, a Secretary and a Chief Financial Officer. The Board of Directors, in its discretion, also may choose a Chairman of the Board of Directors (who must be a director) and one or more Vice Presidents, Assistant Secretaries, Assistant Chief Financial Officers and other officers. Any number of offices may be held by the same person, unless otherwise prohibited by law or the Certificate of Incorporation. The officers of the Corporation need not be stockholders of the Corporation nor, except in the case of the Chairman of the Board of Directors, need such officers be directors of the Corporation.

Section 6.2         Election. The Board of Directors, may from time to time elect the officers of the Corporation who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors; and all officers of the Corporation shall hold office until their successors are chosen and qualified, or until their earlier death, resignation or removal. Any officer elected by the Board of Directors may be removed at any time by the affirmative vote of the Board of Directors. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors. The salaries of all officers of the Corporation shall be approved by the Board of Directors.

Section 6.3         Voting Securities Owned by the Corporation. Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the Chief Executive Officer, President or any Vice President or any other officer authorized to do so by the Board of Directors and any such officer may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities and at any such meeting shall possess and may exercise any and all rights and power incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present. The Board of Directors may, by resolution, from time to time confer like powers upon any other person or persons.

Section 6.4         Chairman of the Board of Directors. The Chairman of the Board of Directors, if there be one, shall preside at all meetings of the stockholders and of the Board of Directors. The Chairman of the Board of Directors shall be selected by the Board of Directors. Except where by law the signature of the Chief Executive Officer or President is required, the Chairman of the Board of Directors shall possess the same power as the Chief Executive Officer or President to sign all contracts, certificates and other instruments of the Corporation which may be authorized by the Board of Directors. During the absence or disability of the Chief Executive Officer and President, the Chairman of the Board of Directors shall exercise all the powers and discharge all the duties of the Chief Executive Officer and President. The Chairman of the Board of Directors shall also perform such other duties and may exercise such other powers as may from time to time be assigned by these By-Laws or by the Board of Directors.

Section 6.5         Chief Executive Officer. The Chief Executive Officer shall, subject to the control of the Board of Directors and, if there be one, the Chairman of the Board of Directors, have general supervision of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. In the absence or disability of the Chairman of the Board of Directors, or if there be none, the Chief Executive Officer shall preside at all meetings of the stockholders and the Board of Directors. The Chief Executive Officer shall also perform such other duties and may exercise such other powers as may from time to time be assigned to such officer by these By-Laws or by the Board of Directors.

Section 6.6         President. At the request of the Chief Executive Officer or Chairman or in either’s absence or in the event of either’s inability or refusal to act, the President shall perform the duties of the Chief Executive Officer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Chief Executive Officer. The President shall have the right to execute all bonds, mortgages, contracts and other instruments of the Corporation requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except that the other officers of the Corporation may sign and execute documents when so authorized by these By-laws, the Board of Directors, the Chief Executive Officer or the President. The President shall also perform such other duties and may exercise such other powers as may from time to time be assigned to such officer by these By-Laws, the Board of Directors or the Chief Executive Officer.

Section 6.7         Vice Presidents. At the request of the Chief Executive Officer or President or in either’s absence or in the event of either’s inability or refusal to act (and if there be no Chairman of the Board of Directors), the Vice President, or the Vice Presidents if there is more than one (in the order designated by the Board of Directors), shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Each Vice President shall perform such other duties and have such other powers as the Board of Directors, the Chief Executive Officer or the President from time to time may prescribe. If there be no Chairman of the Board of Directors or Chief Executive Officer and no Vice President, the Board of Directors shall designate the officer of the Corporation who, in the absence of the President or in the event of the inability or refusal of the President to act, shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President.

Section 6.8         Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of stockholders and record all the proceedings of such meetings in a book or books to be kept for that purpose; the Secretary shall also perform like duties for committees of the Board of Directors when requested. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors, the Chairman of the Board of Directors, the Chief Executive Officer or the President, under whose supervision the Secretary shall be. If the Secretary shall be unable or shall refuse to cause to be given notice of all meetings of the stockholders and special meetings of the Board of Directors, and if there be no Assistant Secretary, then any of the Board of Directors, the Chief Executive Officer or the President may choose another officer to cause such notice to be given. The Secretary shall have custody of the seal of the Corporation and the Secretary or any Assistant Secretary, if there be one, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the Secretary or by the signature of any such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest to the affixing by such officer’s signature. The Secretary shall see that all books, reports, statements, certificates and other documents and records required by law to be kept or filed are properly kept or filed, as the case may be.

Section 6.9         Chief Financial Officer. The Chief Financial Officer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Chief Financial Officer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chief Executive Officer, the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all transactions as Chief Financial Officer and of the financial condition of the Corporation. If required by the Board of Directors, the Chief Financial Officer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of the office of the Chief Financial Officer and for the restoration to the Corporation, in case of the Chief Financial Officer’s death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in the Chief Financial Officer’s possession or under the Chief Financial Officer’s control belonging to the Corporation.

Section 6.10         Assistant Secretaries. Assistant Secretaries, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the Chief Executive Officer, the President, any Vice President, if there be one, or the Secretary, and in the absence of the Secretary or in the event of the Secretary’s disability or refusal to act, shall perform the duties of the Secretary, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Secretary.

Section 6.11         Assistant Chief Financial Officers. Assistant Chief Financial Officers, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the Chief Executive Officer, President, any Vice President, if there be one, or the Chief Financial Officer, and in the absence of the Chief Financial Officer or in the event of the Chief Financial Officer’s disability or refusal to act, shall perform the duties of the Chief Financial Officer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Chief Financial Officer. If required by the Board of Directors, an Assistant Chief Financial Officer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of the office of Assistant Chief Financial Officer and for the restoration to the Corporation, in case of the Assistant Chief Financial Officer’s death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in the Assistant Chief Financial Officer’s possession or under the Assistant Chief Financial Officer’s control belonging to the Corporation.

Section 6.12         Other Officers. Such other officers as the Board of Directors may choose shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors. The Board of Directors may delegate to any other officer of the Corporation the power to choose such other officers and to prescribe their respective duties and powers.

ARTICLE VII

STOCK AND CDIs

Section 7.1         Form of Certificates. The shares of the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any of the classes or series of its stock shall be uncertificated stock. Any such resolution shall not apply to stock represented by a certificate until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock represented by certificates and upon request, every holder of uncertificated stock in the Corporation shall be entitled to have a certificate signed, in the name of the Corporation (i) by the Chairman of the Board of Directors, the Chief Executive Officer, the President or a Vice President and (ii) by the Chief Financial Officer or the Secretary of the Corporation, certifying the number of shares owned by such stockholder in the Corporation.

Section 7.2         Signatures. Any or all of the signatures on a certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

Section 7.3         Lost Certificates. The Board of Directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or the owner’s legal representative, to advertise the same in such manner as the Board of Directors shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed or the issuance of such new certificate.

Section 7.4         Transfers of certificated stock. Stock of the Corporation shall be transferable in the manner prescribed by law and in these By-laws. Transfers of certificated stock shall be made on the books of the Corporation only by the person named in the certificate or by such person’s attorney lawfully constituted in writing and upon the surrender of the certificate therefor, which shall be cancelled before a new certificate shall be issued. No transfer of stock shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred.

(b)         The Corporation will refuse to register any transfer of shares issued pursuant to Regulation S (“Regulation S”) of the Securities Act that is not made (i) in accordance with the provisions of Regulation S (Rule 901 through 905, and preliminary notes), (ii) pursuant to registration under the Securities Act, or (iii) pursuant to an available exemption from registration.

Section 7.5         Transfers of CDIs. Subject to the Delaware General Corporation Law, in order to facilitate the electronic settlement and transfer of units of beneficial ownership in the Corporation’s shares, the Corporation may issue and cause to be traded on ASX, CDIs in accordance with the ASTC Settlement Rules. Title to shares held by a stockholder may be vested in a Depositary Nominee subject to the right for the CDI Holder to be identified in accordance with the ASTC Settlement Rules to receive all direct economic benefits and any other entitlements in relation to the underlying shares. The Corporation will comply with all obligations imposed on the Corporation under the Listing Rules and the ASTC Settlement Rules in respect of conversions of securities of the corporation from one sub register of the Register to another sub register of the Register. Subject to these By-laws, a stockholder may transfer a CDI: (i) in the case of transfers effected through a prescribed CS facility, in accordance with the operating rules of the CS facility; (ii) by an instrument of transfer in any common form or other form approved by the Directors; and (iii) by any other method of transferring securities recognized by applicable law and ASX if the Company is listed, and also approved by the Directors.

Section 7.6         Stock Transfer Agreements. The Corporation shall have power to enter into and perform any agreement with any number of stockholders of any one or more classes or series of stock of the Corporation to restrict the transfer of shares of stock of the Corporation (including restrictions on the ability to transfer CDIs) of any one or more classes or series owned by such stockholders in any manner not prohibited by the Delaware General Corporation Law or the Listing Rules.

Section 7.7         Restricted Securities. If the Corporation is Listed, then despite any other provision in these By-laws:

(a)         restricted securities cannot be disposed of during the escrow period except as permitted by the Listing Rules or ASX;

(b)         the Corporation may ask ASTC to apply a holding lock to prevent a transfer;

(c)         the Corporation must refuse to acknowledge a Disposal (including registering a transfer) of restricted securities during the escrow period except as permitted by the Listing Rules or ASX; and

(d)         during a breach of the Listing Rules relating to restricted securities, or a breach of a Restriction Agreement, the holder of the restricted securities is not entitled to any dividend or distribution, or voting rights, in respect of the restricted securities.

Section 7.8         Record Date.

(a)         In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof or to determine the CDI Holders entitled to direct the Depositary Nominee how to vote at a meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty nor less than ten days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders or CDI Holders entitled to direct the Depositary Nominee how to vote at a meeting shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote and attend at a meeting of stockholders or a determination of CDI Holders of record entitled to notice of and to attend at a meeting of stockholders shall apply to any adjournment of the meeting; providing, however, that the Board of Directors may fix a new record date for the adjourned meeting.

(b)         In order that the Corporation may determine the stockholders and/ or CDI Holders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock or CDIs, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty days prior to such action. If no record date is fixed, the record date for determining stockholders or CDI Holders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Section 7.9         Record Owners. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares and/ or CDI Holders to receive dividends, and to vote as such owner of shares or, in the case of CDI Holders to direct the Depositary Nominee how to vote, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise required by law.

Section 7.10         Transfer and Registry Agents. The Corporation may from time to time maintain one or more transfer offices or agencies and registry offices or agencies at such place or places as may be determined from time to time by the Board of Directors.

Section 7.11         CDI Sub register. The Corporation will:

(a)         authorize ASTC as its agent to establish and administer a CDI sub register; and

(b)         establish and administer an issuer sponsored sub register (as defined in the Listing Rules),

for securities of the Corporation to the extent required by the Listing Rules and the ASTC Settlement Rules. The Corporation will comply with all obligations imposed on the Corporation under the Listing Rules and the ASTC Settlement Rules in respect of conversions of securities of the Corporation from one sub register of the Register to another sub register of the Register.

ARTICLE VIII

NOTICES

Section 8.1         Notices. Whenever written notice is required by law, the Certificate of Incorporation or these By-Laws, to be given to any director, member of a committee, stockholder or CDI Holder, such notice may be given by mail, addressed to such director, member of a committee or stockholder, at such person’s address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the Australian mail. Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the Corporation under applicable law, the Certificate of Incorporation or these By-Laws shall be effective if given by a form of electronic transmission permitted by law. Notice given by electronic transmission, as described above, shall be deemed given: (i) if by facsimile telecommunication, when directed to a number to a number last notified by the stockholder to the Corporation; (ii) if by electronic mail, when directed to an electronic mail address last notified by the stockholder; (iii) if by a posting on an electronic network, together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting; and (B) the giving of such separate notice; and (iv) if by any other form of electronic transmission, when directed to the stockholder. Notice to directors or committee members may be given personally or by telefax or by means of electronic transmission. To the extent permitted by law, the Corporation wishes to communicate and give notice to its stockholders and CDI Holders electronically.

Section 8.2         Waivers of Notice. Whenever any notice is required by law, the Certificate of Incorporation or these By-Laws, to be given to any director, member of a committee or stockholder, a waiver thereof in writing, signed, by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance of a person at a meeting, present in person or represented by proxy, shall constitute a waiver of notice of such meeting, except where the person attends the meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

ARTICLE IX

GENERAL PROVISIONS

Section 9.1         Dividends. Dividends upon the capital stock of the Corporation, subject to the requirements of the General Corporation Law of the State of Delaware (the “DGCL”) and the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting of the Board of Directors (or any action by written consent in lieu thereof in accordance with Section 5.4), and may be paid in cash, in property, or in shares of the Corporation’s capital stock or any combination of cash, property or shares of the Corporation’ s stock. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any proper purpose, and the Board of Directors may modify or abolish any such reserve.

Section 9.2         Disbursements. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

Section 9.3         Fiscal Year. The fiscal year of the Corporation shall be the calendar year or as otherwise fixed by resolution of the Board of Directors.

Section 9.4         Corporate Seal.         The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Delaware”. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

ARTICLE X

INDEMNIFICATION

Section 10.1         Power to Indemnify in Actions, Suits or Proceedings other than Those by or in the Right of the Corporation. Subject to Section 10.3, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director or Officer of the Corporation, or is or was a director or Officer of the Corporation serving at the request of the Corporation as a director or officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. For the purposes of this Article X, the Officers of the Corporation shall mean the Chief Executive Officer, President, Vice Presidents, Chief Financial Officer, Secretary, Assistant Secretary, the Chief Financial Officer and such other officers that may be determined to be Officers of the Corporation by the Board of Directors. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful.

Section 10.2         Power to Indemnify in Actions. Suits or Proceedings by or in the Right of the Corporation. Subject to Section 10.3, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or Officer of the Corporation, or is or was a director or Officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 10.3         Authorization of Indemnification. Any indemnification under this Article X (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director or Officer of the Corporation is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 10.1 or Section 10.2, as the case may be. Such determination shall be made, with respect to a person who is a director or Officer of the Corporation at the time of such determination, (i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (ii) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum, or (iii) if there are no such directors, or if such directors so direct, by independent legal counsel to the Corporation in a written opinion. Such determination shall be made, with respect to former directors and Officers of the Corporation, by any person or persons having the authority to act on the matter on behalf of the Corporation. To the extent, however, that a present or former director or Officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith, without the necessity of authorization in the specific case.

Section 10.4         Indemnification by a Court. Notwithstanding any contrary determination in the specific case under Section 10.3, and notwithstanding the absence of any determination thereunder, any director or Officer of the Corporation may apply to the Court of Chancery in the State of Delaware for indemnification to the extent otherwise permissible under Sections 10.1 and 10.2. The basis of such indemnification by a court shall be a determination by such court that indemnification of the director or Officer of the Corporation is proper in the circumstances because such person has met the applicable standards of conduct set forth in Section 10.1 or 10.2, as the case may be. Neither a contrary determination in the specific case under Section 10.3 nor the absence of any determination thereunder shall be a defense to such application or create a presumption that the director or Officer of the Corporation seeking indemnification has not met any applicable standard of conduct. Notice of any application for indemnification pursuant to this Section 10.4 shall be given to the Corporation promptly upon the filing of such application, if successful, in whole or in part, the director or Officer of the Corporation seeking indemnification shall also be entitled to be paid the expense of prosecuting such application.

Section 10.5         Expenses Payable in Advance - Directors. Expenses incurred by a director in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article X.

Section 10.6         Expenses Payable in Advance - Officers of the Corporation. Expenses incurred by an Officer of the Corporation in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Officer of the Corporation to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article X.

Section 10.7         Nonexclusivity of Indemnification and Advancement, of Expenses. The indemnification and advancement of expenses provided by or granted pursuant to this Article X shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Certificate of Incorporation, any By-Law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that indemnification of the persons specified in Sections 10.1 and 10.2 be made to the fullest extent permitted by law. The provisions of this Article X shall not be deemed to preclude the indemnification of any person who is not specified in Section 10.1 or 10.2 but whom the Corporation has the power or obligation to indemnify under the provisions of the DGCL, or otherwise.

Section 10.8         Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director or Officer of the Corporation, or is or was a director or Officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power or the obligation to indemnify such person against such liability under the provisions of this Article X. The Corporation shall have no obligation to procure such insurance.

Section 10.9         Certain Definitions. For purposes of this Article X, references to the “Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors or officers, so that any person who is or was a director or officer of such constituent corporation, or is or was a director or officer of such constituent corporation serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall stand in the same position under the provisions of this Article X with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued. For purposes of this Article X, references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, Officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director or Officer of the Corporation with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article X.

Section 10.10                  Survival of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article X shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or Officer of the Corporation and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 10.11         Limitation on Indemnification. Notwithstanding anything contained in this Article X to the contrary, except for proceedings to enforce rights to indemnification (which shall be governed by Section 10.4 hereof), the Corporation shall not be obligated to indemnify any director or Officer of the Corporation in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors of the Corporation.

Section 10.12         Indemnification of Employees and Agents. The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article X to directors and Officers of the Corporation.

ARTICLE XII

AMENDMENTS

Section 11.1         Amendments. In furtherance and not in limitation of the powers conferred upon it by the laws of the State of Delaware, the Board of Directors shall have the power to adopt, amend, alter or repeal these By-Laws. The affirmative vote of at least a majority of the entire Board of Directors shall be required to adopt, amend, alter or repeal the Corporation’s By-Laws. These By-Laws also may be adopted, amended, altered or repealed by the affirmative vote of the holders of at least seventy percent (70%) of the voting power of the shares entitled to vote at an election of directors.

Section 11.2         Entire Board of Directors. As used in this Article XI and in these By-Laws generally, the term “entire Board of Directors” means the total number of directors which the Corporation would have if there were no vacancies.

As amended and restated on March 15, 2024

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